UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 21, 2023

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 22, 2023, Escalade, Incorporated ("Escalade") issued the press release attached hereto as Exhibit 99.1 announcing financial information regarding Escalade's fourth quarter and full year results for 2022.

The information under this Item 2.02 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On February 21, 2023, the Company’s Board of Directors approved a plan to close the Company’s manufacturing facilities in Rosarito, Mexico and to dispose of those facilities. The strategic decision to cease the Company’s manufacturing operations in Mexico is part of the Company’s ongoing efforts to improve profitability and to drive operational efficiencies.

The Company expects to incur aggregate pre-tax legal expenses, employee severance costs, transportation and other closure expenditures of approximately $0.5 million to $1.5 million in connection with winding down its Mexican operations and disposing of the real estate, building, equipment and other related assets located at these facilities. Of these aggregate estimated expenses, the Company expects that approximately $0.5 million to $1.5 million will be cash items. The Company expects to incur substantially all of these costs, and to complete its exit plan, by the end of the second quarter of 2023.

The foregoing estimates of the expenditures and charges that the Company expects to incur in connection with its exit plan, and the timing for implementing the exit plan, are subject to a number of assumptions, including local legal requirements. Actual amounts may differ materially from projected expenditures. In addition, the Company may incur other expenditures and charges not currently contemplated due to unanticipated events that may occur, including but not limited to events related to the closure of the facilities.

Section 8 – Other Events

Item 8.01 Other Events.

On February 22, 2023, the Board of Directors of Escalade announced that a quarterly dividend of fifteen cents $0.15 per share would be paid to all shareholders of record on March 13, 2023 and disbursed on March 20, 2023.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

99.1	Press release dated February 22, 2023
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023	ESCALADE, INCORPORATED

By: /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Vice President and Chief Financial Officer

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